Exhibit 3.1b

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15Pa.C.S.)

☑ Business Corporation (§ 1915) ☐ Nonprofit Corporation (§ 5915)

Name	Corporation Service Company		Document will be returned to the
Address			name and address you enter to
the left. ï
City	State	Zip Code

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:

PPG Industries, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
One PPG Place,	Pittsburgh,	Pennsylvania	15272	Allegheny

(b) Name of Commercial Registered Office Provider				County

c/o

3.	The statute by or under which it was incorporated: See Exhibit B attached hereto and made a part hereof.

4.	The date of its incorporation: August 24,1883

5.	Check, and if appropriate complete, one of the following:

☑	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on: at

                                                                                      Date                 Hour

DSCB; 15-1915/5915-2

6.	Check one of the following:

☑	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 19l4(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

___________________________________________________________________________________________________

___________________________________________________________________________________________________

☑	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 27th day of April, 2007.

PPG Industries, Inc.
Name of Corporation

/s/ Charles E. Bunch
Signature

Chairman and Chief Executive Officer
Title

Exhibit A

AMENDMENT TO

RESTATED ARTICLES OF INCORPORATION

AS AMENDED

OF

PPG INDUSTRIES, INC.

The amendment adopted by the shareholders, set forth in full, is that Section 5.4 of Article FIFTH of the Restated Articles of Incorporation as Amended effective April 24, 1995 be amended by deleting Section 5.4(b) regarding cumulative voting and renumbering Section 5.4(a) so as to read as herein set forth in full:

5.4 No holder of Common Stock or of any other class of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, and the corporation may issue shares, option rights or securities having option or conversion rights without first offering them to shareholders of any class.

The corporation was formed under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 29th day of April, 1874, as shown by its Certificate of Incorporation dated the 24th day of August, 1883, and thereafter reincorporated as a consolidated corporation under the Act of the General Assembly of the Commonwealth of Pennsylvania dated the 3rd day of May, 1909, as shown by Letters Patent of such consolidated corporation issued by the Governor of the Commonwealth and dated the 3rd day of November, 1920.

Exhibit B